EXHIBIT 10.25

June 15, 2007

William F. Hayworth

President

PRB Energy, Inc.

1875 Lawrence Street, Suite 450

Denver, Colorado 80202

Re:          $15,000,000 Senior Secured Debentures issued December 28, 2006 (the “Debentures”)

We understand that PRB Energy, Inc. (the “Company”) has entered into a Settlement Agreement, dated May 15, 2007, with Rocky Mountain Gas, Inc. (“RMG”) that resolves certain disputes between the Company and RMG (the “Settlement Agreement”).  A copy of the Settlement Agreement has previously been supplied to us and is attached hereto as Exhibit A.

Pursuant to the Settlement Agreement, RMG has agreed, pursuant to the terms of a promissory note bearing 10% interest to be issued in favor of the Company (the “Promissory Note”), to pay the Company $3.25 million as follows:  (i) $500,000 on May 22, 2007; (ii) $500,000 on June 21, 2007; and (iii) $2.25 million, plus interest, on or before October 31, 2007.  In addition, RMG has agreed to transfer, convey and assign to the Company all of its right, title and interest in certain assets described in the Settlement Agreement (the “RMG Settlement Assets”).  Pursuant to the Settlement Agreement, the Company has agreed to transfer, convey and assign to RMG all of its right, title and interest in certain assets described in the Settlement Agreement (the “PRB Settlement Assets”).  Pursuant to the Debentures and the Security Agreement (as such term is defined in the Debentures), our consent is required in order for the Company and its affiliates to transfer, convey and assign all of its right, title and interest in the PRB Settlement Assets to RMG.  In consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DKR Soundshore Oasis Holding Fund Ltd. (“DKR”) and West Coast Opportunity Fund, LLC (“West Coast”) hereby consent to the transfer, conveyance and assignment by the Company of all of its right, title and interest in the PRB Settlement Assets to RMG.

In connection therewith, the Company hereby agrees that upon receipt of the Promissory Note from RMG, the Company will promptly deliver the original copy of the Promissory Note to Rajni Narasi, Associate General Counsel of DKR, to be held as collateral pursuant to the Security Agreement.  Upon receipt of its interest in the RMG Settlement Assets, the Company hereby further agrees to take any and all actions necessary to promptly cause a first priority perfected lien in the RMG Settlement Assets to be created in favor of DKR and West Coast.

With respect to the $3.25 million to be paid by RMG to the Company pursuant to the Promissory Note, the parties to this letter agreement hereby agree that the Company shall be entitled to retain, in their entirety, each of the first two payments of $500,000 described above.  With respect to the remaining $2.25 million, plus interest thereon (the “Final Payment Amount”), the parties to this letter agreement hereby agree that the Company shall be entitled to retain 50% of the Final Payment Amount and that DKR and West Coast shall be entitled to the remaining 50% of the Final Payment Amount, on a pro rata basis (the “Lender Portion of the Final Payment Amount”).  The parties further agree that the Lender Portion of the Final Payment Amount shall be applied by the Company to partially redeem, on a pro rata basis, the principal amounts then outstanding under the Debentures.  Such redemptions shall include the payment of the 110% premium amount referenced in Section 5 of the Debentures.

By copy of this letter, the Company, DKR and West Coast authorize David G. Stolfa, Trustee of the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated as of

February 1, 2007, to take any and all actions, and to issue any and all releases, necessary to transfer, convey and assign the Company’s interest in the PRB Settlement Assets to RMG.

From time to time on and after the date hereof and without further consideration, the parties to this letter agreement shall each deliver or cause to be delivered to any other party, at such times and places as shall reasonably be requested, such additional instruments as any of the others may reasonably request for the purpose of carrying out the transactions contemplated by this letter agreement.

Nothing contained in this letter agreement shall be deemed to constitute a consent of any actions by the Company other than those actions contemplated by the Settlement Agreement or waiver of any breach or default pursuant to the Debentures or the Security Agreement not related to the Settlement Agreement.

This letter agreement may be signed in any number of counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one document.

Very truly yours,
DKR SOUNDSHORE OASIS
HOLDING FUND LTD.

		By	/s/Barbara Burger
		Name:	Barbara Burger
		Its:	Director

WEST COAST OPPORTUNITY
FUND, LLC

		By	/s/Atticus Lowe
		Name:	Atticus Lowe
		Its:	CIO

AGREED TO AND ACKNOWLEDGED BY:

PRB ENERGY, INC.

By:	/s/ William F. Hayworth
Name: William F. Hayworth
Title: President

cc:	David G. Stolfa, Esq.
3300 S. Columbine Circle
Englewood, CO 80113

Charles F. Savage, Esq.
155 S. Madison St., Suite 326
Denver, CO 80209